                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              PFSB BANCORP, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)



MISSOURI                                                 31-1627743
--------                                      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)


123 W. Lafayette Street, Palmyra, Missouri                   63461
------------------------------------------                   -----
(Address of principal executive offices)                     (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: 333-69191.
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK,  PAR VALUE  $.01 PER SHARE
                   ----------------------------------------
                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

     Incorporated by reference to the portion of the Prospectus under the heading - "Description of Capital Stock of PFSB Bancorp," filed on December 18, 1998 as part of the Registrant's Registration Statement on Form SB-2, as subsequently amended, No. 333-69191.

Item 2.   Exhibits.

     1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

          (a)  Articles of Incorporation

               Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No. 333-69191, filed on December 18, 1998, and subsequently amended.

          (b)  Bylaws

               Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-69191, filed on December 18, 1998, and subsequently amended.

          (c)  Plan of Conversion

               Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form SB-2, No. 333-69191, filed on December 18, 1998, and subsequently amended.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PFSB BANCORP, INC.
                              -------------------------------
                                    (Registrant)


                              Date: February 4, 1999


                              By:   /s/ Eldon R. Mette
                                    -----------------------------------
                                    Eldon R. Mette
                                    President and Director